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                                                                    EXHIBIT 10.1


Private & Confidential





                    DATED          30 MARCH             19
                    --------------------------------------






                             ROYAL BANK OF SCOTLAND
                        (INDUSTRIAL LEASING) LIMITED             (1)

                                       AND
                       BRITISH LINEN SHIPPING LIMITED            (2)

                                       AND
                         HORIZON EXPLORATION LIMITED             (3)


                     --------------------------------------

                                    AGREEMENT
                            FOR SALE AND PURCHASE OF
                             M.V. "LABRADOR HORIZON"

                     --------------------------------------


                                   NORTON ROSE
                                     London



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                                    CONTENTS

CLAUSE                                          HEADING                                             PAGE


1        Definitions...................................................................................1

2        Sale and purchase of the Vessel...............................................................3

3        Documentation.................................................................................3

4        Payment.......................................................................................4

5        Encumbrances and taxes........................................................................5

6        Spares and bunkers............................................................................5

7        Condition of Vessel on delivery...............................................................6

8        Delivery......................................................................................6

9        Extent of  liability of Seller................................................................6

10       Liability for Charterparty and Sub-Charter....................................................7

11       Counterparts..................................................................................7

12       Law and submission to jurisdiction............................................................7

13       Notices.......................................................................................7



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THIS AGREEMENT is dated 30 March 1998 and made BETWEEN:

(1) ROYAL BANK OF SCOTLAND (INDUSTRIAL LEASING) LIMITED a company incorporated in England whose registered office is situate at 42, St Andrew Square, Edinburgh, EH2 2YE (the "SELLER");

(2) BRITISH LINEN SHIPPING LIMITED a company incorporated in Scotland whose registered office is situate at 4 Melville Street, Edinburgh, EH3 7NS (the "PURCHASER");

(3) HORIZON EXPLORATION LIMITED a company incorporated in England whose registered office is situate at Horizon House, 1 Suffolk Way, Kent TN13 1YL (the "Horizon").

WHEREAS:

(A) the Seller is the registered owner of the m.v. "LABRADOR HORIZON" (the "Vessel"), registered under Bahamian flag in the Bahamian Register of Ships under Official Number 715224;

(B) pursuant to a charterparty by demise dated 20 December 1990 between the Seller and Simon-Horizon Limited ("SHL") the Seller charters the Vessel to SHL by way of demise, on the terms and conditions therein set forth (the "Charterparty"); and

(C) pursuant to a time charter dated 15 July 1994 between SHL and Horizon, SHL charters the Vessel to Horizon on the terms and conditions therein set forth (the "Sub-Charter");

(D) SHL and the Seller have agreed to terminate the chartering of the Vessel pursuant to the Charterparty and SHL and Horizon have agreed to terminate the chartering of the Vessel pursuant to the Sub-Charter upon, and for purposes of, the sale of the Vessel to the Purchaser; and

(E) the Seller has agreed to sell to the Purchaser and the Purchaser has agreed to purchase sixty-four shares of one sixty-fourth each in the Vessel on and subject to the terms and conditions contained in this Agreement.

BY WHICH IT IS AGREED as follows:

1        DEFINITIONS

         In this Agreement, unless the context otherwise requires:

         "BUSINESS DAY" means a day on which banks are open for the transaction of business of the nature concerned in London;

         "CANCELLING DATE" means 7 April 1998 or such later date as may be agreed in writing between the parties in accordance with clause 2.2 hereof;

         "COMPULSORY ACQUISITION" means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or



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         confiscation for any reason of the Vessel by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

         "DELIVERY" means delivery of the Vessel to the Purchaser in accordance with clause 8.1 on completion of its purchase under this Agreement;

         "ENCUMBRANCE" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, security interest, title retention or other encumbrance securing or any right conferring a priority of payment in respect of, any obligation of any person;

         "GOVERNMENT ENTITY" means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

         "TOTAL LOSS" means:

         1.1 actual or constructive or compromised or arranged total loss of the Vessel; or

         1.2   the Compulsory Acquisition of the Vessel; or

         1.3 the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Vessel (other than where the same amounts to Compulsory Acquisition of the Vessel) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless the Vessel be released and restored to the relevant operator from such hijacking, theft, condemnation, capture, seizure, arrest, detention prior to the Cancelling Date.

         For the purpose of this Agreement, a Total Loss shall be deemed to have occurred:

         1.1 in the case of an actual loss of the Vessel on the actual date and at the time the Vessel was lost or, if such date is not known, on the date on which the Vessel was last reported;

         1.2 in the case of a constructive total loss of the Vessel, upon the date and at the time of the notice of abandonment of the Vessel, is given to the insurers of the Vessel for the time being (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date and at the time at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration to have occurred;

         1.3 in the case of a compromised or arranged total loss, on the date upon which a binding agreement as to such comprised or arranged total loss has been entered into by the insurers of the Vessel;

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         1.4   in the case of Compulsory Acquisition, on the date upon which the relevant requisition of title or other compulsory acquisition occurs.

2        SALE AND PURCHASE OF THE VESSEL

2.1 The Seller shall sell sixty-four shares of one sixty-fourth each in the Vessel to the Purchaser and the Purchaser shall purchase sixty-four shares of one sixty-fourth each in the Vessel together with such of the outfit and spare gear belonging to the Vessel both on board and on shore as may belong to the Seller subject to the terms hereinafter appearing provided however that the Purchaser shall not be obliged to complete the purchase of the Vessel if Delivery of the Vessel by the Seller and Horizon to the Purchaser does not occur on or before the Cancelling Date.

2.2 If the Vessel is not ready to be delivered by the Cancelling Date then the Purchaser has the right, on or prior to the Cancelling Date, either to cancel this Agreement or to extend the Cancelling Date and if the Purchaser elects to extend the Cancelling Date then it shall send a written notice to this effect to the Seller, and Horizon and, provided that prior to the original Cancelling Date the parties mutually agree a new Cancelling Date, this Agreement shall remain in full force and effect on the same terms and conditions herein appearing save in respect of the revised Cancelling Date.

2.3 The Seller shall sell to the Purchaser its sixty-four shares of one sixty-fourth each in the Vessel for an amount of sixteen million United States Dollars (US$16,000,000) or its equivalent in Pounds Sterling exclusive of Value Added Tax (hereinafter referred to as the "Purchase Price").

2.4 If prior to Delivery of the Vessel by the Seller and Horizon to, and acceptance by the Purchaser hereunder, the Vessel should become a Total Loss this Agreement shall be null and void.

3        DOCUMENTATION

3.1 On Delivery, and in exchange for the Purchase Price paid in accordance with clause 4, the Seller shall deliver to the Purchaser a duly executed Bill of Sale in the form set out in Schedule 1 (the "Bill of Sale") in respect of all the shares in the Vessel to be transferred to the Purchaser free from all Encumbrances created by the Seller by its own acts.

3.2 In addition to the document referred to in clause 3.1, the Seller and/or Horizon as the case may be, shall provide the Purchaser with the following documents in a form and substance satisfactory to the Purchaser before or on Delivery of the Vessel to the Purchaser:

         (a) copies of minutes of a board meeting of the Seller approving the termination of the Charterparty, the sale of the Vessel to the Purchaser, authorising the execution of a Bill of Sale in respect of the Vessel and where relevant, any powers of attorney issued pursuant to such meeting and letters from Horizon to the insurers of the Vessel notifying them of the sale of the Vessel to the Purchaser;

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         (b)   copies of minutes of a board meeting of Horizon approving the termination of the Sub-Charter, and where relevant any powers of attorney issued pursuant to such meeting;

         (c) an original letter procured by Horizon from the owner of the Cammell Laird Shipyard in Birkenhead (the "Shipyard") confirming the release of any lien the Shipyard may have on the Vessel and confirming that any spare parts in the Shipyard belonging to the Vessel and the Seller have been clearly identified.;

         (d)   a certified copy of the Deed of Termination and Novation dated
                                1998, between inter alia the Seller, SHL and
               Horizon for, inter alia the termination of the Charterparty and the Sub-Charter (the "TERMINATION AGREEMENT").

3.3 The Purchaser shall also deliver to the Seller on or before Delivery of the Vessel to the Purchaser in terms hereof copies of extracts of minutes of a board meeting of the Purchaser approving the purchase of the Vessel and where relevant, any powers of attorney issued pursuant to such meeting.

3.4 The Purchaser shall not be obliged to complete the purchase of the Vessel in terms of this Agreement unless and until Horizon has become obliged to accept the Vessel as hirer in terms of the Hire Purchase Agreement entered into in respect of the Vessel between the Purchaser as Owner, Horizon as Hirer and Eagle Geophysical Offshore Inc as Surety dated 1998 (the "HIRE PURCHASE AGREEMENT") and unless all of the conditions precedent to the obligations of the Purchaser to deliver the Vessel under the Hire Purchase Agreement have been fulfilled.

4        PAYMENT

4.1 The Purchase Price shall be paid to the Seller on Delivery, [but not later than three Business Days] after the Vessel is ready for Delivery and written notice thereof has been given to the Purchaser by Horizon (unless the Purchaser agrees that such notice need not be given), in Sterling in immediately available cleared Sterling funds and free of bank charges, set off or other deduction to the bank account of the Seller at The Royal Bank of Scotland plc, The Promenade, Cheltenham, Gloucestershire, GL50 1PY, Sort Code: 16-16-13, Account No: 12176088.

         For the avoidance of doubt, it is agreed that the Vessel shall not be ready for Delivery if the Charterparty and the Sub-Charter have not been terminated in accordance with the Termination Agreement.

4.2 All payments to be made to the Seller hereunder shall be made in full without any set-off or counterclaim whatsoever and free and clear of all deductions or withholdings whatsoever.



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5        ENCUMBRANCES AND TAXES

5.1 The Seller hereby warrants to the Purchaser in respect of the shares in the Vessel to be sold to the Purchaser, that such shares will, at Delivery, be free from all Encumbrances created by the Seller by its own acts. It is hereby agreed that the words "free from encumbrances appearing in the Registry of the said Ship" appearing in the Bill of Sale in respect of the Vessel shall be deemed to refer to the Vessel being free from Encumbrances created by the Seller by its own acts.

5.2 The Seller and Horizon hereby confirm to the Purchaser that immediately prior to Delivery and the acceptance by the Purchaser of the Vessel pursuant to this Agreement the Charterparty and the Sub-Charter will have been terminated and that Horizon will remain in possession of the Vessel as bailee of the Seller. The Seller will instruct Horizon as its bailee to deliver the Vessel to the Purchaser in accordance with this Agreement or to deliver the Vessel as may be required by the Purchaser.

5.3 Horizon represents and warrants to the Purchaser that on Delivery to the Purchaser hereunder, the Vessel will be free from all Encumbrances and maritime liens and any other debts whatsoever. Should any claims which have been incurred by SHL or Horizon prior to the time of Delivery of the Vessel be made against the Vessel Horizon hereby undertakes to indemnify the Purchaser on demand against all consequences of such claims.

5.4 The Seller shall not be liable for any costs or expenses whatsoever and howsoever incurred in relation to the sale of the Vessel and the Seller's shares in the Vessel. Any taxes, fees and expenses connected with the purchase and the registration of the Bill of Sale and/or the Vessel shall be paid by Horizon.

6        SPARES AND BUNKERS

6.1 It is acknowledged by the parties hereto, that no additional payment is required to be made by the Purchaser to the Seller in respect of any remaining unused stores and unbroached lubricating oils and bunkers on board the Vessel at the time of Delivery thereof to the Purchaser.

6.2 All spare parts and spare equipment including the spare tail-end shaft(s) and/or the spare propeller(s), propeller blade(s), if any, belonging to the Vessel at the time of Delivery, used or unused, whether on board the Vessel or not which belong to the Seller shall become the property of the Purchaser. Forwarding charges, if any, shall be for the account of Horizon. It is hereby agreed that the Seller and Horizon are not required to replace any spare parts which are taken out of spare and used as replacements prior to Delivery, but the replaced items shall after Delivery become the property of the Purchaser.

6.3 Personal belongings of the master, officers and crew including master's slop chest shall be excluded from the sale, as shall personal effects belonging to the master, officers and crew. Title to all equipment on the Vessel which belong to the Seller shall pass from the Seller to the Purchaser at the same time as the transfer of the shares in the Vessel by the Seller to the Purchaser pursuant to clause 8.



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7        CONDITION OF VESSEL ON DELIVERY

7.1 As between the Seller and the Purchaser the Vessel, with everything belonging to the Vessel, shall be at the Seller`s risk and expense up to Delivery. Subject to the other provisions of this Agreement, and in particular clause 9.2, the Vessel shall be sold and purchased "as is", without inspection and in its then physical condition.

8        DELIVERY

8.1 The Seller shall deliver or cause Horizon as bailee of the Vessel to deliver the Vessel wherever the Vessel may be at the time of Delivery (whether in port or at sea). Delivery of the Vessel shall take place on or before the Cancelling Date and shall be conclusively evidenced by the execution of a protocol of delivery and acceptance signed by the Seller, Horizon and the Purchaser.

8.2 Horizon shall procure that the Vessel is tendered for Delivery and the Purchaser shall take over the Vessel, as is at the time of Delivery.

8.3 The obligation of the Seller to deliver the Vessel to the Purchaser is subject to the condition that on or before Delivery the following conditions have been fulfilled to the reasonable satisfaction of the
         Seller:

         (a) the Purchaser shall have paid the Purchase Price to the Seller in accordance with clause 4.1;

         (b) Horizon and SHL shall have performed all of their obligations under the Charterparty, and the Sub-Charter and the Termination Agreement arising on or prior to the time of Delivery;

         (c) the Seller shall have received the documents referred to in clause 3.3 of this Agreement.

9        EXTENT OF LIABILITY OF SELLER

9.1 The Seller hereby represents and warrants to the Purchaser in respect of the shares in the Vessel to be sold to the Purchaser, that it has and shall convey to the Purchaser such title as it may hold to such shares in the Vessel as are registered in its name in the Bahamian Register of Ships immediately prior to Delivery.

9.2 Subject to clauses 5.1 and 9.1 hereof, the Seller makes no other warranty or representation to the Purchaser in relation to the Vessel or the Seller's shares in the Vessel, and the Purchaser expressly agrees and acknowledges that no other warranty or representation of any kind is, or has been, given by or on behalf of the Seller in respect of the Vessel or the Seller's shares in the Vessel and, accordingly, the Purchaser confirms that it has not, in entering into this Agreement, and with the exception of the warranties referred to in clauses 5.1 and
         9.1 hereof, relied on any warranty or representation by the Seller, express or implied, whether arising by law or otherwise, in relation to the Vessel or the Seller's shares in the Vessel, including, without limitation, warranties or representations as to the description, merchantable quality, fitness for purpose,


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         the state or quality of the Vessel and the benefit of any such warranty or representation by the Seller is hereby irrevocably and unconditionally waived.

10       LIABILITY FOR CHARTERPARTY AND SUB-CHARTER

10.1 The Purchaser shall not be liable for any liabilities, obligations, claims and demands whatsoever arising or concerning the Charterparty and the Sub-Charter and in respect of anything done or omitted to be done under or in connection therewith, whether arising before or after the Delivery of the Vessel and Horizon indemnifies and holds the Purchaser harmless on demand against any such liabilities, obligations, claims and demands, and any losses, damages, costs or expenses incurred by the Purchaser in connection therewith.

11       COUNTERPARTS

11.1 This Agreement may be entered into in the form of three counterparts, each executed by one of the parties, and, provided each party shall so execute this Agreement, each of the executed counterparts, when duly exchanged, shall be deemed to be an original but, taken together, they shall constitute one instrument.

12       LAW AND SUBMISSION TO JURISDICTION

12.1 This Agreement shall be governed by and construed and performance hereof shall be determined in accordance with the laws of England.

13       NOTICES

13.1 Except as otherwise provided herein, each notice, request, demand or other communication or document to be given or made hereunder shall be given in writing but unless otherwise stated, may be made by telefax/facsimile transmission.

13.2 Any notice, demand or other communication to be made or delivered by any party to this Agreement pursuant to this Agreement shall be sent to:

         (i)   to the Seller at:

               Royal Bank of Scotland (Industrial Leasing) Limited 42, St. Andrew Square
               Edinburgh EH2 2YE
               Scotland

               Attention:       Phillip Cheeseman
               Facsimile:       01242 222 743





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         (ii)  to the Purchaser at:

               British Linen Shipping Limited
               4 Melville Street
               Edinburgh EH3 7NS
               Scotland

               Attention:       Managing Director/The Company Secretary
               Facsimile:       0131 243 8423

         (iii) to the Sub-Charterer at:

               Horizon Exploration Limited
               Horizon House
               1 Suffolk Way
               Kent TN13 1YL
               England

               Attention:       Neil Campbell
               Facsimile:       01732 742 977

13.3 Each such notice, demand, request or other communication shall be deemed to have been made or delivered when:

         (a) (in the case of telefax/facsimile) when a materially complete and legible copy of the communication has been received by the addressee (unless the date of despatch is outside normal business hours in the country of the addressee, in which case such telefax/facsimile transmission shall be deemed to have been received at the opening of business on the next such business day); or

         (b) (in the case of any letter) when delivered to the addressee's address as specified in or notified pursuant to clause 13.2 or, if sent by post, five (5) days after being deposited in the post first class postage prepaid in an envelope addressed to the addressee at that address.

13.4 Any process with respect to this Agreement may be commenced in accordance with the foregoing provisions of this clause or by any other means permitted by law.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first above written.





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SIGNED by Phillip Cheesemann the duly        )
authorised Attorney of ROYAL BANK OF         )
SCOTLAND (INDUSTRIAL LEASING)                )
LIMITED pursuant to a power of attorney      )        /s/ P. CHEESEMANN
dated 30 March 1998 in the presence          )
of:                                          )        Attorney-in-Fact

            /s/ J. LEGGETT
---------------------------------------
Witness

Name:       J. Leggett

Address:    Cameron McKenna EC1A

Occupation: Solicitor




Signed by John N. Coppard the duly           )
authorised Attorney of BRITISH LINEN         )
SHIPPING LIMITED pursuant to a power         )        /s/ JOHN COPPARD
of attorney dated 30 March 1998 in the       )
presence of:                                 )        Attorney-in-Fact

        /s/ G. HALL
---------------------------------------
Witness

Name:       G. Hall

Address:    Norton Rose, London

Occupation: Solicitor





SIGNED by                                   )
HORIZON EXPLORATION LIMITED                 )     /s/ NEIL A.M. CAMPBELL
by Neil A.M. Campbell                       )     ----------------------



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